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                                                                Exhibit No. 12


                                     PAINE
                                    WEBBER
                                    JACKSON
                                   & CURTIS
                                 INCORPORATED

       Established 1879 Members New York Stock Exchange, Inc. and other
                             Principal Exchanges

               140 Broadway, New York, N.Y. 10005 (212) 437-2121

                                                                April 13, 1978

Paine Webber CASHFUND, Inc.
815 Connecticut Avenue, N.W.
Washington, D. C.  20006

          Re:      Paine, Webber, Jackson & Curtis Incorporated
                   Letter of Investment Intent Pursuant to
                   Section 14(a) of the Investment Company Act of 1940
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Gentlemen:

         Please be advised that the 100,000 shares of capital stock of Paine Webber CASHFUND, Inc. which we have today purchased from you were purchased as an investment with no present intention of redeeming or reselling such shares, and that we do not now have any intention of redeeming or reselling such shares.

                                   Very truly yours,

                                   Paine, Webber, Jackson & Curtis Incorporated

                                   By   /s/ John F. Curley, Jr.
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